SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15 (d) of
The Securities and Exchange Act of 1934

DATE OF REPORT:

December 9, 2004
(Date of Earliest Event Reported)

MASSACHUSETTS
(State or Other Jurisdiction of Incorporation)

1-9047	04-2870273
(Commission File Number)	(I.R.S. Employer Identification No.)

INDEPENDENT BANK CORP.

288 UNION ST., ROCKLAND, MA
(Address of Principal Executive Offices)

02370
(Zip Code)

NOT APPLICABLE
(Former Address of Principal Executive Offices)

(Zip Code)

781-878-6100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 9, 2004 Independent Bank Corp. (the “Company”) awarded options to acquire shares of the Company’s Common Stock pursuant to the Independent Bank Corp. 1997 Employee Stock Option Plan (the “Plan”), at a strike price of $34.18, to the Executive Officers of the Company and/or the Company’s wholly-owned subsidiary Rockland Trust Company (“Rockland Trust”), as follows:

Executive Officer	Position	# Shares Subject To Option
Christopher Oddleifson	President and Chief Executive Officer of the Company and of Rockland Trust	31,000

Raymond G. Fuerschbach	Senior Vice President, Human Resources, of Rockland Trust	7,500

Amy A. Geogan	Managing Director (Business Banking) of Rockland Trust	10,000

Edward F. Jankowski	Chief Technology and Operations Officer of Rockland Trust	7,500

Ferdinand T. Kelley	Executive Vice President (Commercial Lending Division and Investment Management Group) of Rockland Trust	12,000

Jane L. Lundquist	Executive Vice President (Director of Retail Banking and Corporate Marketing) of Rockland Trust	12,000

Anthony A. Paciulli	Managing Director (Residential Mortgage) of Rockland Trust	10,000

Edward H. Seksay	General Counsel of the Company and of Rockland Trust	7,500

Denis K. Sheahan	Chief Financial Officer of the Company and of Rockland Trust	12,000

The Plan is incorporated by reference to the Company’s Definitive Proxy Statement for the 1997 Annual Meeting of Stockholders which was filed with Securities Exchange Commission on March 20, 1997.

     The form of Option Agreement that will be used for Mr. Oddleifson, Mr. Fuerschbach, Ms. Lundquist, Mr. Jankowski, Mr. Kelley, Mr. Seksay, and Mr. Sheahan is attached hereto as Exhibit 99.1.

     The form of Option Agreement that will be used for Ms. Geogan and Mr. Paciulli is attached hereto as Exhibit 99.2

ITEM 8.01 OTHER EVENTS

     See Item 1.01 above.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned and hereunto duly authorized.

INDEPENDENT BANK CORP.

DATE: December 15, 2004	BY:/s/ Edward H. Seksay

EDWARD H. SEKSAY
GENERAL COUNSEL